AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1998

                                                     Registration No. 33-51763


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ----------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                               REGISTRATION STATEMENT
                                     UNDER
                             THE SECURITIES ACT OF 1933
                                 ----------------

                          CONNECTICUT ENERGY CORPORATION
                (Exact name of issuer as specified in its charter)


CONNECTICUT
(State or other jurisdiction of incorporation)

06-0869582
(I.R.S. Employer Identification No.)

855 MAIN STREET
BRIDGEPORT, CONNECTICUT                            06604
(Address of Principal Executive Offices)          (Zip Code)

THE SOUTHERN CONNECTICUT GAS COMPANY TARGET PLAN
(Full title of the Plan)


Carol A. Forest
Connecticut Energy Corporation
855 Main Street
Bridgeport, Connecticut 06604
(Name and Address of Agent for Service)

(800) 760-7776
(Telephone number, including area code, of Agent for Service)


     This Post-Effective Amendment to the Form S-8 Registration Statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 464 promulgated thereunder.


	  On July 28, 1998, the Company adopted a shareholder rights plan pursuant to which, effective September 18, 1998, each share of Common Stock entitles the record holder thereof to a Right to Purchase Common Stock. A description of the Rights to Purchase Common Stock is contained in the Company's registration statement on Form 8-A, dated August 26, 1998 for registration of the Rights to Purchase Common Stock pursuant to Section 12(b) of the Exchange
Act and is incorporated herein by reference.


                                      SIGNATURES


        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No.
33-51763 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on the 1st day of September 1998.



                                   CONNECTICUT ENERGY CORPORATION


                                   By     /s/ Joseph R. Crespo
                                          ----------------------
                                              Joseph R. Crespo
                                           Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-51763 has been signed by the following persons in the capacities and on the date indicated.


        Signature                       Title                      Date
        ---------                       -----                      ----


/s/ Joseph R. Crespo          Chairman of the Board,     	   September 1, 1998
----------------------------  President and Chief Executive
	   Joseph R. Crespo          Officer


/s/ Vincent L. Ammann, Jr.    Vice President and Chief  	    September 1, 1998
----------------------------  Accounting Officer
    Vincent L. Ammann, Jr.


/s/ Carol A. Forest           Vice President, Finance,   	   September 1, 1998
----------------------------  Chief Financial Officer,
    Carol A. Forest           Treasurer and Assistant
                              Secretary


/s/ Henry Chauncy, Jr.*       Director                       September 1, 1998
----------------------------
    Henry Chauncy, Jr.


/s/ James P. Comer, M.D.*     Director                       September 1, 1998
----------------------------
    James P. Comer, M.D.


/s/ Richard R. Freeman*       Director                       September 1, 1998
----------------------------
    Richard R. Freeman


/s/ Richard M. Hoyt*          Director                       September 1, 1998
----------------------------
    Richard M. Hoyt


/s/ Paul H. Johnson*          Director                       September 1, 1998
-----------------------------
    Paul H. Johnson


/s/ Newman M. Marsilius III*  Director                       September 1, 1998
-----------------------------
    Newman M. Marsilius


/s/ Samuel M. Sugden*         Director                       September 1, 1998
-----------------------------
    Samuel M. Sugden


/s/ Christopher D. Turner*    Director                       September 1, 1998
-----------------------------
    Christopher D. Turner


/s/ Helen B. Wasserman*        Director                      September 1, 1998
-----------------------------
    Helen B. Wasserman


*By /s/ Carol A. Forest
-----------------------------
Carol A. Forest as Attorney-in-Fact